UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 16, 2014 (December 11, 2014)

TAYLOR MORRISON HOME CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35873 (Commission File No.)	90-0907433 (IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000 Scottsdale, AZ 85251 (Address of principal executive offices)

(480) 840-8100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Taylor Morrison Home Corporation (the “Company”) announced on December 16, 2014 that Monarch Parent Inc. (“Monarch Parent”) and TMM Holdings Limited Partnership (“TMM Holdings”), each a subsidiary of the Company, have entered into a definitive agreement (the “Agreement”) to sell 100% of the capital stock of Monarch Corporation (“Monarch”), a subsidiary of the Company that owns the operations of the Company’s Canadian business, to 2444991 Ontario Inc. (“Purchaser”), a corporation incorporated under the laws of the Province of Ontario, and Mattamy Group Corporation, a corporation incorporated under the laws of the Province of Ontario (“Mattamy”), for a cash purchase price to be determined based on the December 31, 2014 Monarch balance sheet and certain agreed-upon adjustments (the “Transaction”).  The purchase price is currently expected to be approximately CAD $330 million, net of cash at Monarch.  Total proceeds to the Company from the Transaction are estimated to be over CAD $570 million, which includes approximately CAD $240 million in cash at Monarch.  Actual purchase price and cash amounts will be determined using the final December 31, 2014 balance sheet. Monarch Parent has also agreed to provide certain transition services to Monarch in connection with the Transaction.

Monarch Parent and TMM Holdings have made certain customary representations and warranties to Purchaser in the Agreement, and have also provided certain customary covenants, including without limitation covenants regarding the conduct of the business of the Company prior to the consummation of the Transaction and the indemnification of Purchaser with respect to breaches of representations and warranties and breaches of covenants, subject to specified limitations on the amount of indemnifiable damages and the survival period, as well as for certain specified indemnifiable matters.

Closing of the Transaction (“Closing”) is subject to the satisfaction of certain closing conditions, including, among others:

—	absence of any injunction or other legal constraint against the Closing;
—
(i) receipt of an advance ruling certificate from the Commissioner of Competition (the “Commissioner”) under the Competition Act (Canada) (the “Competition Act”) in respect of the transactions contemplated by the Agreement or (ii) receipt by Purchaser of a letter from the Commissioner in writing indicating that the Commissioner does not intend to make an application under Section 92 of the Competition Act in respect of the Transaction, and the expiration or termination of the applicable waiting period under the Competition Act; and

—	the absence of a material adverse effect on Monarch.

Moreover, each party’s obligation to consummate the transactions under the Agreement is conditioned on the accuracy of the other party’s representations and warranties and the other party’s compliance with its covenants and agreements in all material respects.

The Agreement is subject to termination if the Closing is not completed by March 31, 2015, subject to extension by the parties in certain circumstances.  There are no termination fees payable upon the termination of the Agreement.  The Closing is expected to occur in the first quarter of 2015.

The Agreement has been attached as an exhibit to provide investors and security holders with information regarding their respective terms.  They are not intended to provide any other factual information about Monarch Parent, TMM Holdings, Monarch, Purchaser, Mattamy or any of their respective affiliates or businesses.  The representations, warranties, covenants and agreements contained in the Agreement were made only for the purposes of such agreements and as of specified dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors and security holders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Monarch Parent, TMM Holdings, Monarch,

Purchaser, Mattamy or any of their respective affiliates or businesses.  Moreover, the assertions embodied in the representations and warranties contained in the Agreements are qualified by information in confidential disclosure letters that the parties have exchanged.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of Monarch Parent, TMM Holdings, Monarch, Purchaser, Mattamy or any of their respective affiliates or businesses.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 2.05  Costs Associated with Exit or Disposal Activities.

The Board of Directors of the Company approved the Agreement and the Transaction on December 8, 2014.  As a result of the Transaction, the Company expects to incur costs and expenses of approximately $10 million to $12 million related to transition and disposal activities.  This includes approximately $8 million of employee related costs and approximately $2 million in professional fees.

The disclosure set forth in Item 1.01 is hereby incorporated in this Item by reference.

Item 7.01  Regulation FD Disclosure.

On December 16, 2014, the Company issued a press release (the “Press Release”) announcing the entry of Monarch Parent and TMM Holdings into the Transaction.  The Press Release, which is attached hereto as Exhibit 99.1, is incorporated in this Item by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
2.1	Share Purchase Agreement, dated December 11, 2014, by and among Monarch Parent Inc., TMM Holdings Limited Partnership, 2444991 Ontario Inc. and Mattamy Group Corporation.

99.1	Press release issued December 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TAYLOR MORRISON HOME CORPORATION

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Vice President, Secretary and General Counsel

Dated:  December 16, 2014

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Purchase Agreement, dated December 11, 2014, by and among Monarch Parent Inc., TMM Holdings Limited Partnership, 2444991 Ontario Inc. and Mattamy Group Corporation.

99.1	Press release issued December 16, 2014.